SERVICER’S CERTIFICATE

IN ACCORDANCE WITH SECTION 6.09 OF THE POOLING AND SERVICING AGREEMENT DATED AS OF FEBRUARY 28, 1998, THE MONEY STORE INVESTMENT CORPORATION REPORTS THE FOLLOWING INFORMATION PERTAINING TO SERIES 1998-1 FOR THE JULY 10, 2002 DETERMINATION DATE

1.	AVAILABLE FUNDS		$4,375,149.23

2.	(A)	AGGREGATE CLASS A CERTIFICATE
		PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH	40,991,569.73

	(B)	AGGREGATE CLASS B CERTIFICATE
		PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH	3,085,386.95

	(C)	AGGREGATE POOL PRINCIPAL BALANCE
		AS REPORTED IN THE PRIOR MONTH	44,076,956.68

3.	PRINCIPAL PREPAYMENTS RECEIVED DURING DUE PERIOD

	(A)	NUMBER OF ACCOUNTS	4

	(B)	DOLLARS	221,181.87

4.	PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED
	BY CURTAILMENTS RECEIVED DURING THE DUE PERIOD		15,947.52

5.	PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED
	BY ALL EXCESS AND MONTHLY PAYMENTS IN RESPECT OF
	PRINCIPAL RECEIVED DURING THE DUE PERIOD		225,892.86

5A.	RECOVERIES ON LIQUIDATED LOANS		1,771.31

6.	AGGREGATE AMOUNT OF INTEREST RECEIVED NET OF THE FTA’s
	FEE, PREMIUM PROTECTION FEE, ADDITIONAL FEE AND PORTION
	PAYABLE TO REGISTERED HOLDERS		365,595.00

7.	(A)	AMOUNT OF MONTHLY ADVANCE	0.00

	(B)	AMOUNT OF COMPENSATING INTEREST	483.77

8.	DELINQUENCY AND FORECLOSURE INFORMATION
	(SEE EXHIBIT K)

Page 1 of 7	Series 1998-1

9.	PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED BY
	REALIZED LOSSES ON A LIQUIDATED LOAN				0.00

10.	(A)	CLASS A INTEREST DISTRIBUTION AMOUNT:
		(i)	ACCRUED INTEREST	83,007.90
		(ii)	SHORTFALL, IF ANY, ON A PRECEDING
			REMITTANCE DATE PLUS INTEREST	0.00
		(iii)	CLASS A INTEREST DISTRIBUTION AMOUNT
			ADJUSTMENT	8,886.69
			ADJUSTED CLASS A INTEREST DISTRIBUTION AMOUNT		91,894.59

	(B)	CLASS B INTEREST DISTRIBUTION AMOUNT:			1.09790430
		(i)	ACCRUED INTEREST	7,327.80
		(ii)	SHORTFALL, IF ANY, ON A PRECEDING
			REMITTANCE DATE PLUS INTEREST	0.00
		(iii)	CLASS B INTEREST DISTRIBUTION AMOUNT
			ADJUSTMENT	784.49
		ADJUSTED CLASS B INTEREST DISTRIBUTION AMOUNT			8,112.29 1.28766508

	(C)	CLASS A PRINCIPAL DISTRIBUTION AMOUNT:
		(i)	UNGUARANTEED PERCENTAGE OF PAYMENTS
			AND OTHER RECOVERIES OF PRINCIPAL	430,610.69
		(ii)	PRINCIPAL PORTION OF THE UNGUARANTEED
			INTEREST PURCHASED FOR BREACH OF
			WARRANTY AND RECEIVED BY THE TRUSTEE	0.00
		(iii)	SUBSTITUTION ADJUSTMENTS	0.00
		(iv)	UNGUARANTEED PERCENTAGE OF
			LOSSES THAT WERE LIQUIDATED	0.00
		(v)	UNGUARANTEED PERCENTAGE OF SBA LOAN
			DELINQUENT 24 MONTHS OR UNCOLLECTIBLE	0.00
		(vi)	AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT	0.00
		(vii)	RECALCULATED PRINCIPAL ADJUSTMENT	0.00
		TOTAL CLASS A PRINCIPAL DISTRIBUTION AMOUNT			430,610.69
					5.14469164
	(D)	CLASS B PRINCIPAL DISTRIBUTION AMOUNT:
		(i)	UNGUARANTEED PERCENTAGE OF PAYMENTS
			AND OTHER RECOVERIES OF PRINCIPAL	32,411.56
		(ii)	PRINCIPAL PORTION OF THE UNGUARANTEED
			INTEREST PURCHASED FOR BREACH OF
			WARRANTY AND RECEIVED BY THE TRUSTEE	0.00
		(iii)	SUBSTITUTION ADJUSTMENTS	0.00
		(iv)	UNGUARANTEED PERCENTAGE OF
			LOSSES THAT WERE LIQUIDATED	0.00
		(v)	UNGUARANTEED PERCENTAGE OF SBA LOAN
			DELINQUENT 24 MONTHS OR UNCOLLECTIBLE	0.00
		(vi)	AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT	0.00
		(vii)	RECALCULATED PRINCIPAL ADJUSTMENT	0.00
			TOTAL CLASS B PRINCIPAL DISTRIBUTION AMOUNT		32,411.56 5.14469206
11.	(A)	AMOUNT AVAILABLE IN THE SPREAD ACCOUNT
		IN CASH AND FROM LIQUIDATION OF
		PERMITTED INSTRUMENTS			3,642,541.84

	(B)	TRANSFER FROM SPREAD ACCOUNT TO CERTIFICATE
		ACCOUNT PURSUANT TO SECTION 6.02(b)(i)			0.00

Page 2 of 7	Series 1998-1

12.	(A	)	AGGREGATE CLASS A CERTIFICATE PRINCIPAL BALANCE
			AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE	40,560,959.04
				484.59927168

	(B	)	AGGREGATE CLASS B CERTIFICATE PRINCIPAL BALANCE
			AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE	3,052,975.39
				484.59926825

	(C	)	POOL PRINCIPAL BALANCE AFTER DISTRIBUTIONS
			TO BE MADE ON THE REMITTANCE DATE	43,613,934.43
				484.59927144

13.	(A	)	EXCESS SPREAD	118,496.76

	(B	)	EXTRA INTEREST	142,195.80

	(C	)	SPREAD BALANCE	3,642,541.84

	(D	)	SPECIFIED SPREAD ACCOUNT REQUIREMENT	3,758,925.64

14.	(A	)	WEIGHTED AVERAGE MATURITY	172.768

	(B	)	WEIGHTED AVERAGE SBA LOAN INTEREST RATE	7.029%

15.	(A	)	SERVICING FEE FOR THE RELATED DUE PERIOD	44,594.31

	(B	)	PREMIUM PROTECTION FEE FOR THE RELATED DUE PERIOD	53,186.86

	(C	)	AMOUNTS TO BE DEPOSITED TO THE EXPENSE ACCOUNT	2,203.85

16.	AMOUNT OF REIMBURSEMENTS PURSUANT TO:

	(A	)	SECTION 5.04 (b)	0.00

	(B	)	SECTION 5.04 (c)	0.00

	(C	)	SECTION 5.04 (d)(ii)	1,114.20

	(D	)	SECTION 5.04 (e)	0.00

	(E	)	SECTION 5.04 (f)	44,715.36

17.	(A	)	CLASS A REMITTANCE RATE	2.430%

	(B	)	CLASS B REMITTANCE RATE	2.850%

18.	(A	)	AGGREGATE PRINCIPAL BALANCE OF THE SUBSEQUENT SBA
			LOANS PURCHASED DURING THE PRIOR DUE PERIOD	0.00

	(B	)	AMOUNT ON DEPOSIT IN THE PRE-FUNDING ACCOUNT AS OF THE END OF
			SUCH DUE PERIOD	0.00

Page 3 of 7	Series 1998-1

19.	OTHER INFORMATION AS REQUESTED

	(A	)	AMOUNT ON DEPOSIT IN SPREAD ACCOUNT AFTER ALL
			REQUIRED TRANSFERS ON SUCH REMITTANCE DATE	3,812,570.13

	(B	)	SPREAD ACCOUNT EXCESS DISTRIBUTED TO SPREAD
			ACCOUNT DEPOSITOR PURSUANT TO SECTION 6.02(b) (iii)	53,644.49

I, Stephanie Callahan, Assistant Vice President, represent that The Money Store Investment
Corporation complied with section 6.09 of the Pooling and Servicing Agreement dated
February 28, 1998 pertaining to Series 1998 — 1 in preparing the accompanying
Servicer’s Certificate.

THE MONEY STORE INVESTMENT CORPORATION

BY:
          ———————————
           STEPHANIE CALLAHAN
          ASSISTANT VICE PRESIDENT

Page 4 of 7	Series 1998-1

EXHIBIT K
DELINQUENCY AND FORECLOSURE INFORMATION
AS OF JUNE 30, 2002

	RANGES	#	GROSS	GROSS	POOL	POOL
	(IN DAYS)	ACCOUNTS	AMOUNT	PCT	AMOUNT	PCT
SERIES 1998-1	1 TO 29	8	2,522,269.87	1.696%	630,567.81	1.446%
	30 TO 59	0	0.00	0.000%	0.00	0.000%
	60 TO 89	2	976,948.38	0.657%	244,237.26	0.560%
	90 TO 179	8	3,247,865.33	2.184%	849,119.40	1.947%
	180 TO 719	21	6,280,401.20	4.224%	2,061,600.73	4.727%
	720 AND OVER	0	0.00	0.000%	0.00	0.000%
	FORECLOSURE	0	0.00	0.000%	0.00	0.000%
	REO PROPERTY	3	683,348.52	0.460%	170,837.20	0.392%

	DELINQUENCY TOTALS	42	$13,710,833.30	9.221%	$3,956,362.40	9.072%

	OUTSTANDING	456	$148,678,293.77		$43,613,934.43

	FORECLOSURE/REO
	180 - 719	3	683,348.52		170,837.20

Page 5 of 7	Series 1998-1

SERIES 1998-1

The following additional information, presented in dollars, pursuant to Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii) is provided for each Class per $1,000 original dollar amount as of the Cut-Off Date.

SUBCLAUSE	CLASS A	CLASS B	POOL

(ii)	490	490	490
(iii)	—	—	2
(iv)	—	—	0
(v)	—	—	3
(x)(a & b) (i)	1	1	1
(ii)	0	0	0
(iii)	0	0	0
total	1	1	1
(c & d) (i)	5	5	5
(ii)	0	0	0
(iii)	0	0	0
(iv)	0	0	0
(v)	0	0	0
(vi)	0	0	0
(vii)	0	0	0
total	5	5	5
(xii)	485	485	485

Page 6 of 7	Series 1998-1

THE MONEY STORE INVESTMENT CORPORATION

TMS SBA LOAN-BACKED ADJUSTABLE RATE CERTIFICATES

SERIES 1998-1, CLASS A & B

EXHIBIT A

1.	In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.

Page 7 of 7	Series 1998-1